Exhibit 21.1
SUBSIDIARY COMPANIES OF
CBIZ, INC.
AS OF DECEMBER 31, 2005

Company Name	State of Formation
Anderson Hunt, LLC	DE
Benmark, Inc.	GA
CBIZ Accounting, Tax & Advisory, LLC	DE
CBIZ Accounting, Tax & Advisory of Atlanta, LLC	DE
CBIZ Accounting, Tax & Advisory of Boca Raton, LLC	DE
CBIZ Accounting, Tax & Advisory of Chicago, LLC	DE
CBIZ Accounting, Tax & Advisory of Colorado, LLC	DE
CBIZ Accounting, Tax & Advisory of Kansas City, Inc.	OH
CBIZ Accounting, Tax & Advisory of Maryland, LLC	DE
CBIZ Accounting, Tax & Advisory of New York, LLC	DE
CBIZ Accounting, Tax & Advisory of Northern California, LLC	DE
CBIZ Accounting, Tax & Advisory of Ohio, LLC	DE
CBIZ Accounting, Tax & Advisory of Orange County, LLC	DE
CBIZ Accounting, Tax & Advisory of Salt Lake City, LLC	DE
CBIZ Accounting, Tax & Advisory of St. Louis, LLC	DE
CBIZ Accounting, Tax & Advisory of Phoenix, LLC	DE
CBIZ Accounting, Tax & Advisory of San Diego, LLC	DE
CBIZ Accounting, Tax & Advisory of South Florida, LLC	DE
CBIZ Accounting, Tax & Advisory of Topeka, LLC	DE
CBIZ Accounting, Tax & Advisory of Wichita, LLC	DE
CBIZ Accounting, Tax & Advisory of Wisconsin, LLC	DE
CBIZ Beatty Satchell, LLC	DE
CBIZ Benefits & Insurance Services, Inc.	MO
CBIZ BVKT, LLC	DE
CBIZ Financial Solutions, Inc.	MD
CBIZ Gibraltar Real Estate Services, LLC	DE
CBIZ Harborview, LLC	DE
CBIZ Insurance Services, Inc.	MD
CBIZ KA Consulting Services, LLC	DE
CBIZ Kessler Government Relations, LLC	DE
CBIZ MMP of Texas, LLC	TX
CBIZ M & S Consulting Services, LLC	DE
CBIZ Medical Management Professionals, Inc.	OH
CBIZ M.T. Donahoe & Associates, LLC	DE
CBIZ Network Solutions, LLC	DE
CBIZ Network Solutions Canada, Inc.	ONTARIO, CAN
CBIZ Philip-Rae, LLC	DE
CBIZ Property Tax Solutions, LLC	DE
CBIZ Retirement Consulting, Inc.	OH
CBIZ SK&B, LLC	DE
CBIZ Southern California, LLC	DE
CBIZ Special Risk Insurance Services, Inc.	OH
CBIZ Tax & Advisory of Nebraska, Inc.	OH
CBIZ Technologies, LLC	DE
CBIZ Valuation Group, LLC	DE
CBIZ Vine Street Holding Corp.	OH
CBIZ West, Inc.	OH
CBIZ Western Kansas, Inc.	OH
CBIZ Worksite Services, Inc.	OH
CBIZ Operations, Inc.	OH
DP & Co. Business Services, Inc.	OH
G & C Business Services, Inc.	OH
Gallery Advisors, LLC	DE
Government Employee Benefits Corporation of Georgia	DE
MHM Resources, Inc.	OH
MHM Retirement Plan Solutions, LLC	DE
OneCBIZ, Inc.	OH
Trilinc Consulting, Inc.	OH
Varney Business Services, Inc.	OH